SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Allspring Funds Trust
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X] [ ]	No fee required. Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(a) Title of each class of securities to which transaction applies:
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(c) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(d) Proposed maximum aggregate value of transaction:
(e) Total fee paid:
[ ]	Fee paid previously with preliminary material
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(a) Amount Previously Paid: ______________
(b) Form, Schedule or Registration Statement No.: ____
(c) Filing Party: ______________________
(d) Date Filed: _______________________

[Allspring Logo]

VOTE TODAY TO AVOID INTERRUPTION OF YOUR FUND INVESTMENT!

Dear Allspring C&B Mid Cap Value Fund Shareholder:

The special meeting of shareholders scheduled for Thursday, January 27, 2022 has been adjourned because we have not received enough votes to represent quorum. Our records indicate that we have not yet received your voting instructions.

You are an important shareholder of the Allspring C&B Mid Cap Value Fund and your vote is critical to avoid the interruption of your investment. If a sufficient number of votes is not received, your fund could be liquidated with potentially significant tax impact for taxable accounts.*

We urge you to vote as soon as possible in order to allow the Allspring C&B Mid Cap Value Fund to obtain a sufficient number of votes to hold the meeting as scheduled. Join your fellow Fund holders and vote today!

The Fund offers three easy methods for you to vote:

VOTE ONLINE

Visit www.proxyvote.com and enter the control number that appears on your enclosed proxy card. Follow the on-screen prompts to vote.

VOTE BY MAIL

Return the executed proxy card in the postage-paid envelope provided.

VOTE BY PHONE

Call 1-855-928-4485 Monday through Friday, 9 a.m. to 10 p.m. ET, to speak with a proxy specialist.

OR

If you have your proxy materials, call the number listed on your enclosed proxy card and follow the touch-tone prompts to vote.

We truly appreciate your investment and regret any inconvenience as a result of this process. Thank you again for your help and support.

Sincerely,

/s/ Andrew Owen

Andrew Owen
President
Allspring Funds

*NOTE: the tax consequences noted above may affect shareholders differently depending upon their particular tax situations. Shareholders may wish to consult their personal tax advisers concerning the consequences to them in light of their particular tax situations.

Allspring Global Investments is the trade name for the asset management firms of Allspring Global Investments Holdings, LLC, a holding company indirectly owned by certain private funds of GTCR LLC and Reverence Capital Partners, L.P. These firms include but are not limited to Allspring Global Investments, LLC, and Allspring Funds Management, LLC. Certain products managed by Allspring entities are distributed by Allspring Funds Distributor, LLC (a broker-dealer and Member FINRA/SIPC). PAR-1121-00486

[Allspring Logo]

February 2022

URGENT

Re: Allspring C&B Mid Cap Value Fund

Dear Shareholder,

We have attempted to contact you multiple times regarding an important matter pertaining to your investment in the Allspring C&B Mid Cap Value Fund and its potential liquidation.

Please call Broadridge Financial Solutions immediately at 1-855-928-4485, Monday through Friday between 9 a.m. and 10 p.m. Eastern Time; or Saturday and Sunday between the hours of 10 a.m. to 6 p.m. Eastern Time.

Broadridge Financial Solutions has been engaged by Allspring Funds to contact you.

This matter is very important and will take only a moment of your time.

Thank you in advance for your assistance with this matter.

Sincerely,

Andrew Owen
President
Allspring Funds

Allspring Global Investments is the trade name for the asset management firms of Allspring Global Investments Holdings, LLC, a holding company indirectly owned by certain private funds of GTCR LLC and Reverence Capital Partners, L.P. These firms include but are not limited to Allspring Global Investments, LLC, and Allspring Funds Management, LLC. Certain products managed by Allspring entities are distributed by Allspring Funds Distributor, LLC (a broker-dealer and Member FINRA/SIPC). PAR-1121-00486